Exhibit 10.5

FIRST AMENDMENT

TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 21, 2010 and is entered into by and among AGL CAPITAL CORPORATION, a Nevada corporation (the “Borrower’’), AGL RESOURCES INC., a Georgia corporation (“Holdings’’), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo Bank”), as Administrative Agent (“Administrative Agent”), acting with the consent of the Required Lenders, and is made with reference to that certain CREDIT AGREEMENT dated as of September 15, 2010 (the “Credit Agreement”) by and among the Borrower, Holdings, as Guarantor, the Lenders party thereto, the Administrative Agent and the other Agents named therein.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, Holdings has entered into an Agreement and Plan of Merger, dated as of December 6, 2010 (the “Acquisition Agreement”), among Holdings, Apollo Acquisition Corp., an Illinois corporation and a wholly-owned Subsidiary of Holdings (“Merger Sub”), Ottawa Acquisition LLC, an Illinois limited liability company and a wholly-owned Subsidiary of Holdings (“Merger LLC”), and Nicor Inc., an Illinois corporation (“Nicor”);

WHEREAS, pursuant to the Acquisition Agreement, Merger Sub will merge with and into Nicor and immediately thereafter the surviving corporation thereof will merge with and into Merger LLC (such consecutive mergers, the “Nicor Merger”);

WHEREAS, in connection therewith, the Loan Parties have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, subject to certain conditions, the Required Lenders are willing to agree to such amendment relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendments to Section 1: Definitions.

Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“First Amendment”: that certain First Amendment to Credit Agreement dated as of December 21, 2010 among the Borrower, Holdings, the Administrative Agent, and the financial institutions listed on the signature pages thereto.

“First Amendment Effective Date”: the date of satisfaction of the conditions referred to in Section II of the First Amendment.

“Merger Agreement”: the Agreement and Plan of Merger, dated as of December 6, 2010, among Holdings, Apollo Acquisition Corp., an Illinois corporation, Ottawa Acquisition LLC, an Illinois limited liability company and Nicor.

“Nicor”: Nicor Inc., an Illinois corporation.

“Nicor Merger”: the merger of a wholly-owned Subsidiary of Holdings with and into Nicor and the immediately subsequent merger of the surviving corporation thereof into another wholly-owned Subsidiary of Holdings in accordance with the Merger Agreement.

Section 1.1 of the Credit Agreement is further amended by adding the following in the definition of “Consolidated Total Debt” at the end of the parenthetical therein “and excluding, solely during the period prior to the Closing Date (as defined in the Merger Agreement), any Indebtedness incurred solely for the purpose of funding the Cash Consideration (as defined in the Merger Agreement) necessary to consummate the Nicor Merger, provided that (i) the proceeds of such Indebtedness have been deposited in escrow for the benefit of the holders or lenders of such Indebtedness pending consummation of the Nicor Merger (it being understood and agreed that such escrow, and any associated Lien relating thereto, shall not constitute a Lien for any purpose hereof), (ii) such escrow arrangement is reasonably satisfactory  to the Administrative Agent and (iii) the aggregate principal amount of such Indebtedness does not exceed $1,050,000,000 at any time”.

1.2	Amendments to Section 2.22.

Section 2.22 of the Credit Agreement is hereby amended by deleting the Dollar amount “$1,250,000,000” in Subsection 2.22(a) and replacing it with the Dollar amount “$1,750,000,000”.

1.3	Amendments to Section 4.14.

Section 4.14 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“As of the Closing Date, (a) Schedule 4.14 sets forth the name and jurisdiction of incorporation of each Subsidiary of each of Holdings and the Borrower and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party, and whether such Subsidiary is then a Restricted Subsidiary or Unrestricted Subsidiary and (b) except as set forth on Schedule 4.14, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock performance grants granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any of Holdings’ or the Borrower’s respective Subsidiaries, except as created by the Loan Documents.”

1.4	Amendments to Section 6.2.

Section 6.2 of the Credit Agreement is hereby amended by changing the letter “(d)” to “(e)” in the final clause thereof and inserting the following immediately preceding the word “and” at the end of clause (c) thereof “(d) at least three (3) Business Days prior to the consummation of the Nicor Merger (or at such other time as the Administrative Agent may agree), a certificate of a Responsible Officer in form reasonably satisfactory to the Administrative Agent supplementing or reaffirming, as the case may be, the information set forth on Schedule 7.2(j), it being understood that any modification to such Schedule may not be deemed or construed to amend such Schedule in any respect unless such modification is satisfactory to the Administrative Agent in its reasonable discretion;”.

1.5	Amendments to Section 7.2.

Section 7.2 of the Credit Agreement is hereby amended as follows:

(i)
by deleting clause (j) thereof and replacing it in its entirety with the following: “(j) (1) Liens on the property of Nicor and its Subsidiaries existing at the time the Nicor Merger is consummated and not incurred in contemplation of the Nicor Merger (but in the case of Liens securing Indebtedness for borrowed money, only to the extent set forth on Schedule 7.2(j) as such Schedule may be supplemented pursuant to Section 6.2(d) hereof) and (2) other Liens on the property of a Person existing at the time such Person is merged or consolidated with Holdings or any other Group Member and not incurred in contemplation with such merger or consolidation (for the avoidance of doubt, not including any Liens described in the foregoing clause (1)); and”;

(ii)
by deleting clause (k) thereof and replacing it in its entirety with the following: "(k) Liens created or outstanding on Assets of Holdings or other Group Members, provided that the aggregate outstanding principal, capital and nominal amounts secured by all Liens created or outstanding as permitted under clauses (f), (g), (h), (i) and (j)(2) above and this clause (k) shall not at any time exceed 15% of Consolidated Net Worth.".

1.6	Amendments to Section 7.5

Section 7.5 of the Credit Agreement is hereby amended by inserting the following immediately after the words “Capital Stock” at the end of clause (b) thereof “(provided that Holdings may pay dividends on shares of its Capital Stock within 60 days after the date of declaration thereof, so long as on the date of declaration no Event of Default shall have occurred and be continuing or result therefrom)”.

1.7	Amendments to Section 7.7.

Section 7.7 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of Subsection 7.7(e) and (ii) inserting the following immediately preceding the period at the end thereof "(g) (x) intercompany Investments between Holdings and the Borrower, (y) intercompany Investments between Group Members (other than Holdings and the Borrower) and (z) intercompany Investments between any Group Member (other than Holdings and the Borrower) and Holdings and the Borrower to the extent necessary (i) in the ordinary course of business or (ii) as may be reasonably necessary to effectuate the Merger; and (h) any Investments made by Nicor or its Subsidiaries existing at the time the Nicor Merger is consummated; provided, that such Investment was not made in contemplation of the Nicor Merger”.

1.8	Amendments to Section 7.8.

Section 7.8 of the Credit Agreement is hereby amended by inserting the following immediately preceding the period at the end thereof "and (c) any agreement in effect at the time any Person becomes a Subsidiary of Holdings (including by way of merger or consolidation); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary”.

1.9	Amendments to Section 7.9.

Section 7.9 of the Credit Agreement is hereby amended by inserting the following immediately preceding the period at the end thereof ", and (iii) any agreement in effect at the time any Person becomes a Subsidiary of Holdings (including by way of merger or consolidation); provided, that such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (iv) solely in the case of clause (c) above, any agreement governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (v) solely in the case of clause (c) above, customary provisions in leases, licenses and other contracts restricting the assignment thereof".

1.10	Amendments to Section 7.10.

Section 7.10 of the Credit Agreement is hereby amended by inserting the following immediately preceding the comma at the end of clause (i) thereof "(or, in the case of Nicor and its Subsidiaries, on the date of the consummation of the Nicor Merger)".

1.11	Amendments to Schedule 7.8.

Schedule 7.8 of the Credit Agreement is hereby amended by inserting the following language after item number 11 thereof:

“12.
A $300,000,000 term loan credit agreement, currently anticipated to be entered into on or about December 2010, among AGL Resources Inc., as Guarantor, AGL Capital Corporation, as Borrower, the Lenders from time to time party thereto, Goldman Sachs Bank USA, as Administrative Agent, and the other agents party thereto, pursuant to which AGL Capital Corporation will use the proceeds to refinance its 7.125% notes due January 14, 2011, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities or preferred equity) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under a credit or other agreement or an indenture).

13.
A $1,050,000,000 senior bridge term loan agreement, currently anticipated to be entered into on or about December 2010, among AGL Resources Inc., as Guarantor, AGL Capital Corporation, as Borrower, the Lenders from time to time party thereto, Goldman Sachs Bank USA, as Administrative Agent, and the other agents party thereto, pursuant to which AGL Capital Corporation will fund, in part, the cash consideration for the acquisition of Nicor Inc., and any renewal, extension, refinancing or replacement thereof, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities or preferred equity) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under a credit or other agreement or an indenture).

14.
Credit Agreement, dated as of April 23, 2010, among Northern Illinois Gas Company and Nicor Inc., as Borrowers, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and any renewal, extension, refinancing or replacement thereof, , as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities or preferred equity) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under a credit or other agreement or an indenture).

15.
364-Day Credit Agreement, dated as of April 23, 2010, among Northern Illinois Gas Company, as Borrower, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and any renewal, extension, refinancing or replacement thereof, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities or preferred equity) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under a credit or other agreement or an indenture).

16.
Trust Indenture and Security Agreement, dated as of May 15, 2001, between Horizon Pipeline Company, L.L.C, as the Company, and BNY Midwest Trust Company, as the Trustee, amended, restated, modified, renewed, refunded, replaced or refinanced

17.
Indenture, dated as of January 1, 1954, between Commonwealth Edison Company and Continental Illinois National Bank and Trust Company of Chicago, as amended, restated, modified, renewed, refunded, replaced or refinanced.

18.	$120,000,000 in Central Valley Gas Storage, L.L.C. debt financing currently anticipated to be incurred in March 2012.

1.12	Amendments to Schedules

The Schedules to the Credit Agreement are hereby amended by inserting new Schedule 7.2(j) in the form attached to the Amendment as Exhibit A.

SECTION II.	CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. Execution. The Administrative Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each of the Loan Parties and (ii) consent and authorization from the Required Lenders to execute this Amendment on their behalf.

B. Consent Fees.  The Administrative Agent shall have received, for the account of  each Lender consenting to this Amendment, a consent fee equal to 0.10% of the aggregate principal amount of such Lender’s Revolving Commitments.

C. Other Fees.  The Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the First Amendment Effective Date to the extent invoiced in reasonable detail, including, without limitation, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document.

D. Necessary Consents. Each Loan Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

E. Other Documents.  The Administrative Agent and the Lenders shall have received such other documents, information or agreements regarding the Loan Parties as the Administrative Agent may reasonably request.

SECTION III.	REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority.  Each Loan Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Loan Documents.

B. Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of each Loan Party.

C. No Conflict.  The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement and the other Loan Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Holdings or the Borrower or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Loan Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Loan Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Loan Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Loan Party of this Amendment and the performance by the Borrower and Holdings of the Amended Agreement and the other Loan Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by each of the Loan Parties party thereto and each constitutes a legal, valid and binding obligation of such Loan Party to the extent a party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

H. Release of Claims.  No Loan Party has any knowledge of any claims, counterclaims, offsets or defenses to or with respect to its obligations under the Loan Documents, in each case, with respect to any Indemnitee, or if such Loan Party has any such claims, counterclaims, offsets or defenses to the Loan Documents or any transaction related to the Loan Documents with respect to any Indemnitee, the same are hereby waived, relinquished and released in consideration of the execution of this Amendment.

SECTION IV.	ACKNOWLEDGMENT AND CONSENT

Holdings hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Holdings hereby confirms that each Loan Document to which it is a party or otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).

Holdings acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Holdings represents and warrants that all representations and warranties contained in the Amended Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Holdings acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, Holdings is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of Holdings to any future amendments to the Credit Agreement.

SECTION V.	MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B. Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

D. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	AGL CAPITAL CORPORATION

              By:  /s/Paul R. Shlanta
           Name: Paul R. Shlanta
           Title:   President

[Signature Page to First Amendment to Credit Agreement]

HOLDINGS:	AGL RESOURCES INC.

By:  /s/ Andrew W. Evans
        Name: Andrew W. Evans
        Title: Executive Vice President and Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

                        By:   /s/Allison Newman
                                Name: Allison Newman
                  Title:    Director

[Signature Page to First Amendment to Credit Agreement]

BANK OF AMERICA, N.A, as Co-Syndication Agent, a Lender, and an Issuing Lender

                        By:   /s/Michael Mason
                                Name: Michael Mason
                  Title:    Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Co-Syndication Agent and a Lender

                        By:   /s/Alan Reiter
                                Name: Alan Reiter
                  Title:    Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

                        By:   /s/Lauren Day
                                Name: Lauren Day
                  Title:    Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Lender

                        By:   /s/John N. Watt
                                Name: John N. Watt
                  Title:    Vice President

[Signature Page to First Amendment to Credit Agreement]

SUNTRUST BANK, as a Lender

                        By:   /s/Andrew Johnson
                                Name: Andrew Johnson
                  Title:    Director

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

                        By:   /s/Helen D. Davis
                                Name: Helen D. Davis
                  Title:    Authorized Officer

[Signature Page to First Amendment to Credit Agreement]

The Northern Trust Company, as a Lender

                        By:   /s/Kathryn Schad Reuther
                                Name: Kathryn Schad Reuther
                  Title:    Vice President

[Signature Page to First Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

                        By:   /s/Philippe Sandmeier
                                Name: Philippe Sandmeier
                  Title:    Managing Director

[Signature Page to First Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

                        By:   /s/Ming K. Chu
                                Name: Ming K. Chu
                  Title:    Vice President

[Signature Page to First Amendment to Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

                        By:   /s/Scott Taylor
                                Name: Scott Taylor
                  Title:    Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

                        By:   /s/Dixon Schultz
                                Name: Dixon Schultz
                  Title:    Director

[Signature Page to First Amendment to Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

                        By:   /s/Sharada Manne
                                Name: Sharada Manne
                  Title:    Director

[Signature Page to First Amendment to Credit Agreement]

The Bank of Nova Scotia as a Lender

                        By:   /s/Thane Rattew
                                Name: Thane Rattew
                  Title:    Managing Director

[Signature Page to First Amendment to Credit Agreement]

The Royal Bank of Scotland plc, as a Lender

                        By:   /s/Steve Ray
                                Name: Steve Ray
                  Title:    Director

[Signature Page to First Amendment to Credit Agreement]

U.S. Bank National Association, as a Lender

                        By:   /s/Michael T. Sagges
                                Name: Michael T. Sagges
                  Title:    Vice President

[Signature Page to First Amendment to Credit Agreement]

Exhibit A to
First Amendment

SCHEDULE 7.2(j)

NICOR LIENS SECURING DEBT FOR BORROWED MONEY

1.
Liens granted pursuant to that certain Trust Indenture and Security Agreement, dated as of May 15, 2001, between Horizon Pipeline Company, L.L.C, as the Company, and BNY Midwest Trust Company, as the Trustee, amended, restated, modified, renewed, refunded, replaced or refinanced

2.
Liens granted pursuant to that certain Indenture, dated as of January 1, 1954, between Commonwealth Edison Company and Continental Illinois National Bank and Trust Company of Chicago, as amended, restated, modified, renewed, refunded, replaced or refinanced.